Exhibit 23.1


             [Letterhead of BARNES, SALY & COMPANY]




       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Trustees
USBANCORP Western Region 401(k) Plan
McKeesport, Pennsylvania




          We hereby consent to the inclusion in Form 11-K of our report dated July 25, 1994 relating to the statements of net assets available for benefits of the USBANCORP Western Region 401(k) Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the three years ended December 31, 1993.


                                   Barnes, Saly & Company



Johnstown, Pennsylvania
October 4, 1994